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                                                                      Exhibit 24

                               POWER OF ATTORNEY



           Each of the undersigned directors and each of the undersigned officers of McKesson Corporation, a Delaware corporation (the "Corporation"), does hereby constitute and appoint Ivan D. Meyerson and Nancy A. Miller, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to execute and deliver in his or her name and on his or her behalf:

           (a) one or more Registration Statements (with all exhibits thereto) of the Corporation on Form S-3 or any other appropriate form proposed to be filed by the Corporation with the Securities and Exchange Commission (the "SEC") (including, without limitation, Registration Statements filed pursuant to Rule 462(b) ("Rule 462(b)") under the Securities Act of 1933, as amended, or any successor thereto (the "Securities Act")) for the purpose of registering under the Securities Act, up to $750,000,000 in aggregate gross proceeds, plus any amounts that may be registered pursuant to Rule 462(b), of (i) debt securities (the "Debt Securities") of the Corporation consisting of debentures, notes and/or other unsecured evidences of indebtedness, including senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities; (ii) shares of Series Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Corporation; (iii) shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation; (iv) depositary shares (the "Depositary Shares") representing interests in the Preferred Stock; (v) warrants (the "Warrants") to purchase Debt Securities of one or more series, Preferred Stock or Common Stock; (vi) preferred securities (the "Preferred Securities") of McKesson Financing Trust II, McKesson Financing Trust III and McKesson Financing Trust IV (collectively, the "McKesson Trusts" and each, a "McKesson Trust"); (vii) preferred securities guarantees (the "Preferred Securities Guarantees"), representing the Corporation's guarantee to the purchasers of Preferred Securities of the McKesson Trusts;
     (viii) stock purchase contracts (the "Stock Purchase Contracts")
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     representing contracts obligating the holder to purchase from the
     Corporation, and the Corporation to sell to the holders, a specific number of shares of Common Stock at a future date or dates at a fixed price or as may be determined by reference to a specific formula set forth in the Stock Purchase Contracts and (ix) stock purchase units (together with the Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants, Preferred Securities, Preferred Securities Guarantees and Stock Purchase Contracts, the "Securities"), which shall consist of a Stock Purchase Contract and either (x) one of more Debt Securities, (y) debt obligations of third parties, including U.S. Treasury securities, or (z) Preferred Securities of a McKesson Trust securing the holder's obligations to purchase the Common Stock under the Stock Purchase Contracts;

           (b) any and all supplements and amendments (including, without limitation, post-effective amendments) to such Registration Statements; and

           (c) any and all other certificates, letters, reports, statements, applications and any other documents and instruments in connection with the registration of the Securities which such attorneys-in-fact and agents, or any one of them, deem necessary, advisable or appropriate to enable the Corporation to comply with (i) the Securities Act, the Securities Exchange Act of 1934, as amended, and the other federal securities laws of the United States of America and the rules, regulations and requirements of the SEC in respect of any thereof; (ii) the securities or Blue Sky laws of any state or other governmental subdivision of the United States of America; and (iii) the securities or similar applicable laws of any foreign jurisdiction;

and each of the undersigned hereby grants unto such attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, each and every act and thing requisite and necessary to be done in and about the premises as fully as to all intents and purposes as he or she might or could do in person, and does hereby ratify and confirm as his or her own acts and deeds all that such attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. Each one of such attorneys-in-fact and agents shall have, and may exercise, all of the powers hereby conferred.

                                       2
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     IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 24th day of April 1998.


/s/ Mark A. Pulido                       /s/ John M. Pietruski
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Mark A. Pulido                           John M. Pietruski


/s/ Richard H. Hawkins                   /s/ David S. Pottruck
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Richard H. Hawkins                       David S. Pottruck


/s/ Heidi E. Yodowitz                    /s/ Carl E. Reichardt
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Heidi E. Yodowitz                        Carl E. Reichardt


/s/ Alan Seelenfreund                    /s/ Jane E. Shaw
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Alan Seelenfreund                        Jane E. Shaw


/s/ Mary G. F. Bitterman                 /s/ Robert H. Waterman, Jr.
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Mary G. F. Bitterman                     Robert H. Waterman, Jr.


/s/ Tully M. Friedman
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Tully M. Friedman